Exhibit 23.2
                                ------------


                     CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus of Computer Sciences Corporation and to the incorporation by reference therein of our report dated May 1, 1996 with respect to the consolidated financial statements of The Continuum Company, Inc. included in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended April 3, 1998 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Austin, Texas
March 31, 1999


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